TO THE SECRETARY OF
AMERICAN ENTERPRISE LIFE INSURANCE COMPANY

By Resolution received by the Secretary on July 15, 1987, the Board of Directors of American Enterprise Life Insurance Company:

         RESOLVED, That American Enterprise Life Insurance Company, pursuant to the provisions of Section 27-1-51 Section 1 Class 1(c) of the Indiana Insurance Code, established a separate account designated American Enterprise Variable Annuity Account, to be used for the Corporation's Variable Annuity contracts; and

         RESOLVED FURTHER, That the proper officers of the Corporation were authorized and directed to establish such subaccounts and/or investment divisions of the Account in the future as they determine to be appropriate; and

         RESOLVED FURTHER, That the proper officers of the Corporation were authorized and directed to accomplish all filings, including registration statements and applications for exemptive relief from provisions of the securities laws as they deem necessary to carry the foregoing into effect.

As President of American Enterprise Life Insurance Company, I hereby establish, in accordance with the above resolutions and pursuant to authority granted by the Board of Directors, 236 additional subaccounts within the separate account to invest in the following funds or portfolios:

AXPsm Variable  Portfolio  - Blue Chip  Advantage  Fund (8  subaccounts)
AXPsm Variable  Portfolio  - Bond Fund (2  subaccounts)
AXPsm Variable  Portfolio  - Capital Resource Fund (6 subaccounts)
AXPsm Variable  Portfolio  - Cash Management Fund (2 subaccounts)
AXPsm Variable  Portfolio  - Diversified Equity Income Fund (8  subaccounts)
AXPsm Variable  Portfolio  - Extra Income Fund (7  subaccounts)
AXPsm Variable  Portfolio  - Federal Income Fund (7  subaccounts)
AXPsm Variable  Portfolio  - Managed  Fund  (2  subaccounts)
AXPsm Variable  Portfolio  - New Dimensions Fund (7 subaccounts)
AXPsm Variable  Portfolio  - Small Cap Advantage Fund (8 subaccounts)
AIM V.I. Capital Appreciation Fund (7 subaccounts)
AIM V.I. Value  Fund  (7  subaccounts)
Dreyfus  Socially  Responsible  Growth  Fund  (6 subaccounts)
Fidelity VIP Fund III Balanced Portfolio (2 subaccounts)
Fidelity VIP Fund Growth Portfolio (2 subaccounts)
Fidelity VIP Fund III Growth & Income Portfolio  (2   subaccounts)
Fidelity VIP Fund III Mid  Cap  Portfolio  (2 subaccounts)
Franklin Templeton Variable Insurance Products Trust Income Securities Fund - Class 2 (7 subaccounts)
Franklin Templeton  International Fund - Class 2 (2 subaccounts)
Franklin Templeton Variable Insurance Products Trust Mutual Shares Securities Fund - Class 2 (8 subaccounts)
Franklin Templeton Variable Insurance Products Trust Small Cap Fund - Class 2 (8 subaccounts)
Franklin Templeton Variable Insurance Products Trust Real Estate Securities Fund
- Class 2 (6 subaccounts)
Franklin  Templeton Variable Insurance Products Trust Values  Securities  Fund
-  Class  2 (2  subaccounts)
Goldman Sachs Variable Insurance Trust CORE U.S. Equity Fund (6 subaccounts) Goldman Sachs Variable Insurance Trust Global Income Fund (6 subaccounts) Goldman Sachs Variable Insurance Trust Mid Cap Equity Fund (6 subaccounts) MFS(R) Growth with Income Series (8 subaccounts)
MFS(R) New Discovery Series (2 subaccounts)
MFS(R) Total Return Series (2 subaccounts)
MFS(R) Utilities  Series (7  subaccounts)
Wells Fargo Asset  Allocation  Fund (7  subaccounts)
Wells Fargo Money Market Fund (7 subaccounts)
Wells Fargo Corporate Bond Fund (7 subaccounts)
Wells Fargo Equity Value Fund (7 subaccounts)
Wells Fargo Growth Fund (7 subaccounts)
Wells Fargo Equity  Income Fund (7  subaccounts)
Wells Fargo International  Equity Fund (7 subaccounts)
Wells Fargo Large Company Growth Fund (7 subaccounts)
Wells Fargo Small  Cap  Fund  (7  subaccounts)
Putnam VT Growth  &  Income  Fund  (IB) (2 subaccounts)
Putnam VT Income Fund (IB) ((2 subaccounts)
Putnam VT International Growth Fund (IB) (7 subaccounts)
Putnam VT Vista Fund (IB) (7 subaccounts)

In accordance with the above resolutions and pursuant to authority granted by the Board of Directors of American Enterprise Life Insurance Company, the Unit Investment Trust comprised of American Enterprise Variable Annuity Account and consisting of 85 subaccounts is hereby reconstituted as American Enterprise Variable Annuity Account consisting of 321 subaccounts.

                                                 Received by the Secretary:


__________________________________          __________________________________
James E. Choat                              William A. Stoltzmann


                                            Date:________________________